EXHIBIT 4.4

THE SECURITIES TO WHICH THIS AFREEMENT  RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS   AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE TRANSFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES OR UNDER AN APPLICABLE EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND APLLICABLE STATE SECURITIES LAWS, IN EACH CASE AS EVIDENCE BY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY.

THIS SUBSCRIPTION AGREEMENT is made as of September 11, 2007 by and between the undersigned subscriber (the “Subscriber”) and Phytomedical Technologies, Inc., a Nevada Corporation (the “Company”).

RECITALS

WHEREAS, the Company is offering on a no minimum basis (the “Offering”) up to a maximum of 13,350,000 units (the “Offered Units”) at a price of US $0.30 per Offered Unit or $ $4,005,000 in the aggregate; each Offered Unit consists of one share (collectively, the “Unit Shares”) of the Company’s common stock and one Class A Callable Warrant substantially in the form of Exhibit A hereto, to purchase a share  of common stock at $0.40 per share for a period of three years from the date of issuance (the “Class A Warrants” or “Warrants”).

WHEREAS, subject to the terms and conditions set forth herein the Subscriber desires to purchase from the Company and the Company desires to sell to the Subscriber the number of Offered Units (the “Subscribed for Units”) set forth on the signature page hereof.

WHEREAS, the Company is conducting the Offering without any private placement memorandum and will offer and sell  the Offered Units only to investors who are “Accredited Investors” as defined in Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, Palladium Capital Advisors LLC. is acting as the Placement Agent for the Offering;

WHEREAS, in connection with the Offering, the Placement Agent will receive (i) a cash commission equal to two (2%) percent of the cash consideration received by the Company from the sale of the Offered Units (the “Cash Commission”) and (ii) warrants (the “Placement Warrants”) to purchase a number of shares equal to three (3%) of the Offered Units actually sold at a price per share equal to the Purchase Price;

  WHEREAS, the Placement Agent has agreed to subscribe for Units have an aggregate purchase price equal to the Cash Commission.

NOW THEREFORE, in consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

1.

Definitions.

“Accredited Investor” means any Person who is an accredited investor as that term is defined in Regulation D, as promulgated pursuant to the 1933 Act.

“Agreement” means this Subscription Agreement.

“Aggregate Purchase Price” has the meaning ascribed thereto in Section 2.2 of this Agreement.

“Cash Commission” has the meaning ascribed thereto in the recitals of this Agreement.

“Class A Warrant” or “Warrant” has the meaning ascribed thereto in the recitals to this Agreement.

“Closing” has the meaning ascribed thereto in Section 2.4(a) hereof.

 “Closing Date” has the meaning ascribed thereto in Section 2.4(a) hereof.

“Common Sock” means shares of the Company's common stock, $0.00001 par value, or such securities that such stock shall hereafter be reclassified into.

“Company” has the meaning ascribed thereto in the recitals to this Agreement.

“Filing Date” has the meaning ascribed thereto in Section 8.2 hereof.

“Investor Questionnaire” means the Investor Questionnaire delivered by the Subscriber pursuant to Section 3 hereof.

“Investor Representative Acknowledgment” means the Investor Representative Acknowledgment delivered by the Subscriber pursuant to Section 3 hereof.

“Offered Units” has the meaning ascribed thereto in the recitals to this Agreement.

“Offering” has the meaning ascribed thereto in the recitals to this Agreement.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Placement Agent” shall mean Palladium Capital Advisors LLC.

“Placement Warrants” has the meaning ascribed thereto in the recitals to this Agreement.

“Purchase Price” shall have the meaning ascribed thereto in Section 2.2 hereof.

“Registration Rights Agreement” means the Registration Rights Agreement, executed and delivered by Subscriber and the Company pursuant to Sections 3 and 4 of this Agreement, respectively.

“Registrable Securities” has the meaning ascribed thereto in Section 8.1 hereof.

“Registration Statement” has the meaning ascribed thereto in Section 8.2 hereof.

“Regulation D” has the meaning ascribed thereto in the recitals to this Agreement.

“Required Effectiveness Date” has the meaning ascribed thereto in Section 8.2 hereof.

“SEC” has the meaning ascribed thereto in the recitals of this Agreement.

“SEC Filings” has the meaning ascribed thereto in Section 5.5 (a) hereof.

“SEC Reports” has the meaning ascribed thereto in Section 5.5 (b) hereof.

“Securities Act” has the meaning ascribed thereto in the recitals to this Agreement.

“Subscriber” has the meaning ascribed thereto in the recitals to this Agreement.

“Subscribed for Units” has the meaning ascribed thereto in the recitals to this Agreement.

“Subscription Proceeds” has the meaning ascribed thereto in Section 8 hereof.

“Unit Shares” has the meaning ascribed thereto in the recitals to this Agreement.

“Warrant Shares” means shares of the Company’s common stock issuable upon exercise of the Class A Warrants, the Class B Warrants and the Placement Warrants.

“Warrant Shares” has the meaning ascribed thereto in the recitals to this Agreement.

2.

Subscription and Purchase of Shares; Closing.

2.1

Subscription and Purchase of Shares.

(a)  Subject to the terms and conditions herein set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company the Subscribed for Units, at a price of US$0.30 per Subscribed for Unit.

(b)  The Subscriber acknowledges that this Agreement may be accepted or rejected by the Company with respect to all or part of the amount subscribed and that, to the extent the subscription may be rejected, the accompanying cash subscription payment will be refunded without payment of interest and without deduction of expenses.

2.2

Payment of Purchase Price.

Simultaneously with the execution and delivery of this Agreement by the Subscriber, the Subscriber shall deliver to the company a dollar amount equal to (x) the number of Subscribed for Units multiplied by (y) $0.30 (the “Aggregate Purchase Price”) by wire transfer of funds pursuant to wiring instructions provided by the Company.

2.3

Limitations of Offering.

The Subscriber acknowledges that the Company is offering and selling the Offered Units only to investors who are Accredited Investors.  In order to assist the Company in determining whether the Subscriber is an accredited investor, the Subscriber has delivered to the Company a completed and signed Investor Questionnaire and to the extent applicable, the Investor Representative Acknowledgment.

2.4

No Minimum Number of Offered Units Need be Sold.

The Subscriber acknowledges that the Company is offering and selling the Offered Units on a no minimum basis, and further acknowledges and understands that since there is no minimum number of Offered Units to be sold, none of the subscription proceeds will be held in an escrow account and all funds will be immediately available to, and for use by, the Company. Subscriber further acknowledges that it may be the only investor in the Offering.

2.5

Closing.

The Company will consummate the Offering (the "Closing") no event later than 7:00 pm  (local New York City time) on September 17, 2007 (the “Closing Date”).

(b)

At a Closing, the Company shall either (i) accept this subscription (in whole or in part) and shall cause its stock transfer agent to deliver to the Subscriber certificate(s) for the Subscribed for Units, all against delivery to the Company of the Aggregate Purchase Price for the Subscribed for Units; or (ii) reject this subscription (or portion thereof) and return or cause to be returned to the Subscriber, without interest, his/her/its subscription payment or such portion thereof applicable to the rejected portion of the Subscribers subscription. The Company shall also deliver to the Subscriber a countersigned copy of this Subscription Agreement and the Registration Rights Agreement, effective as of the Closing Date.

2.5

Use of Proceeds.

The Company will use the proceeds of this Offering for general working capital purposes.

3.

Subscriber’s Closing Deliveries.

At the Closing, the Subscriber’s shall have delivered to the Company:

a)

This Agreement, duly executed by the Subscriber;

b)

the Aggregate Purchase Price;

c)

a completed and signed Investor Questionnaire (and to the extent applicable the Investor Representative Acknowledgment); and

d)

a duly executed Registration Rights Agreement.

4.

Company’s Closing Deliveries.

At the Closing the Company shall deliver to the Subscriber:

a)

If accepted by the Company, A duly countersigned copy of this Agreement, duly executed by the Subscriber;

b)

a duly countersigned copy of the Registration Rights Agreement.

c)

the Warrant; and

d)

instructions to its transfer agent to issue and deliver certificates representing the Unit Shares acquired by the Subscriber, all as more fully set forth on the Signature page hereto

5.

Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Subscriber that:

5.1

Corporate Existence.

The Company is a Company duly organized, legally existing, and in good standing under the laws of the State of Nevada with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

5.2

Authorization; Enforcement)

Authorization; Enforcement".

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company.  When executed and delivered in accordance with the terms hereof, this Agreement shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Anything herein to the contrary notwithstanding, this Agreement shall not become a binding obligation of the Company until it has been accepted by the Company as evidenced by its execution by a duly authorized officer.

5.3

Agreement Not in Conflict.

The execution and delivery of this Agreement by the Company and the completion of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (A) any statute, rule or regulation applicable to the Company; (B) the charter documents, by-laws or resolutions of the Company which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgment, decree or order binding the Company or, to the best of its knowledge, information and belief, the property or assets of the Company.

5.4

Authorized and Outstanding Capital Stock.

The Company’s authorized capital stock of consists of 300,000,000 shares of Common Stock, $0.00001 par value per share and 1,000,000 shares of preferred stock, $0.25 par value per share. As of the Reference Date, there were 189,714,957 shares of Common Stock issued and outstanding and no preferred shares issued and outstanding.  If all of the Offered Units are sold there will be an aggregate of 203,048,290 shares of common stock issued and outstanding. The Company has reserved for issuance up to 40,050,000 shares of Common Stock for issuance in connection with the Offering.

5.5

SEC Filings.

(a)

The Company has a reporting obligation under Section 12 (g) of the 1934 Act and files current, quarterly and annual reports with the Commission on forms 8-K, 10-QSB and 10-KSB (collectively, the “SEC Filings”). The Company’s SEC Filings may be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Commission at 1-800-U.S. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the U.S.  Securities & Exchange Commission at prescribed rates. The Company is current in its filings with the SEC.

(b)

 The SEC Filings made by the Company or required to have been filed by the Company during the past 12 months (the “SEC Reports”) have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):

(i) each of the SEC Reports complied in all material respects with the applicable requirements of the 1933 Act or the 1934 Act; and

(ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)

The financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC); and (iii) fairly present, in all material respects, the financial position of Company as of the respective dates thereof and the results of operations of Company for the periods covered thereby. All adjustments considered necessary for a fair presentation of such financial statements have been included.

(d)

The Company is engaged in all material respects only in the business described in the SEC Reports, and the SEC Reports contain a complete and accurate description in all material respects of the business of the Company. The Company has made available to each Subscriber through the EDGAR system true and complete copies of the SEC Reports.

5.6

Market for the Company’s Common Stock.

The Company’s common stock is quoted for trading on the over the counter bulletin board securities market under the symbol PYTO.

6.

Representations, Warranties and Acknowledgements of Subscriber.

The Subscriber represents, warrants and covenants to the Company that:

6.1

Organization; Authority.

(a)

The Subscriber:

(i)

if a company, trust, partnership, qualified plan or other entity, it is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization and is authorized and qualified to become a holder of the Subscribed for Units, the person signing this Agreement on behalf of such entity has been duly authorized to execute and deliver this agreement, and the acquisition of the Subscribed for Units by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby have been duly authorized by all necessary action to be taken on the part of the Subscriber and all necessary approvals of its directors, partners, shareholders, trustees or otherwise (as the case may be) with respect to such matters have been given or obtained; or

(ii)

if a natural person,  has the requisite power, authority and legal capacity to execute and deliver this Subscription Agreement, to perform all of his obligations hereunder and to undertake all actions required of the Subscriber hereunder;

(b)

This Agreement has duly executed and delivered by the Subscriber and constitutes a valid and legally binding obligation of the Subscriber, enforceable against the Subscriber, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.  The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or of any agreement to which the Subscriber is a party or by which he/she/it is bound, or, if the Subscriber is not a natural person, any of the Subscriber’s charter documents.

6.2

Regulation D –Accredited Investor Status.  The Subscriber is an Accredited Investor.

6.3

Acquisition of Subscribed for Subscribed Units for Investment.

The Subscriber is acquiring the Subscribed for Units as principal for its own account for investment purposes only and not with a view to or for distributing or reselling the Subscribed for Units or any part thereof or interest therein, without prejudice, however, to the Subscriber’s right, subject to the provisions of this Agreement and in accordance with all applicable laws, at all times to sell or otherwise dispose of all or any part of such Subscribed for Units as otherwise permitted hereunder.

6.4

Experience of Subscriber.

The Subscriber either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating and assessing the merits and risks of the prospective investment in the Subscribed for Units, and has so evaluated the merits and risks of such investment and has determined that the Subscribed for Units are suitable to investment for him.  If the Subscriber is relying on its representatives to evaluate the risks and merits of an investment in the Offered Units, it has caused its representative to complete, execute and deliver the Investor Representative Acknowledgment.

6.5

Ability of Subscriber to Bear Risk of Investment.  The Subscriber acknowledges that the purchase of the Subscribed for Units is a highly speculative investment, involving a high degree of risk and the Subscriber is able to bear the economic risk of an investment in the Subscribed for Units; and, at the present time, is able to afford a complete loss of such investment.

6.5

No Conflict or Violation.  The execution, delivery and performance by the Subscriber of this Subscription Agreement and the completion of the transaction contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the

Subscriber's charter documents (if the Subscriber is not a natural person) or any agreement to which the Subscriber is a party or by which it is bound.

6.6

No Approval by Regulatory Authority.

The Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of the purchase of any of the Offered Units.

6.7

No Advertisement.

The Subscriber is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the Offering and is not subscribing for Offered Units and did not become aware of the Offering through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

6.8

No Joint Action.

Except as disclosed in writing to the Company, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring the Subscribed for Units.

6.9

Professional Advice.

The Subscriber is responsible for obtaining such legal advice as it considers appropriate in connection with the execution and delivery of this Agreement and the purchase of the Offered Units. The Subscriber acknowledges that it has been advised that no accountant or attorney engaged by the Company is acting as its representative, accountant or attorney in connection with this Agreement and/or the transactions contemplated hereby.

6.10

Information Provided by the Subscriber.  All information which the Subscriber has provided or is providing the Company, or to its agents or representatives concerning the Subscriber’s suitability to invest in the Company is complete, accurate and correct as of the date of the signature on the last page of this Agreement.  Such information includes, but is not limited to the Investor Questionnaire and information concerning the Subscriber’s personal financial affairs, business position and the knowledge and experience of the Subscriber and the Subscriber’s advisors.

6.11

ERISA Plans.

 The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber or Plan fiduciary (i) is responsible for the decision to invest in the Company; (ii) is independent of the Company and any of its affiliates; (iii) is qualified to make such investment decision; and (iv) in making such decision, the Subscriber or Plan fiduciary has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

6.12

Enforceability.

This Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, and the Subscriber acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.

6.13

Risk Acknowledgement.

The Subscriber acknowledges that the purchase of the Offered Units is a speculative investment involving substantial risks, including, but not limited to, the risks set forth in the SEC Reports, which risks the Subscriber has reviewed and considered, and are incorporated herein by reference.

6.14

Information Provided by the Company.

The Subscriber has been provided with copies of or access to all of the SEC Reports.  There has been made available the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this offering and to obtain any additional information (to the extent the Company possesses such information or can acquire it without unreasonable effort or expense) desired or necessary to verify the accuracy of the information provided.  No oral or written representations or warranties have been made to the Subscriber by the Company or any of its officers, employees, agents, sub-agents, affiliates, advisors or subsidiaries, other than any representations of the Company contained herein, and in subscribing for the Offered Units, the Subscriber is not relying upon any representations other than those contained herein.

6.15

Other Offerings.

Subscriber acknowledges that the Company will, from time to time, offer and sell additional shares of Common Stock on such terms and conditions as its Board of Directors, in its sole discretion, may determine. The terms and conditions of the offer and sale of any such additional shares of Common Stock may be different from and better than the terms of this Offering.

6.16

Transfer of Restrictions.

(a)

The Subscriber understands that the Unit Shares and the Warrant Shares, until such time as they have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Rule 144(k) under the Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, may bear a restrictive legend in substantially the following form:

“THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE NOT BEEN  REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF   1933, AS AMENDED (THE   “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATEDTHEREUNDER AND MAY NOT BE TRANSFERRED OR SOLD

EXCEPT PURSUANT TO AN EFFECTIVE EGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER OR AN APPLICABLE EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND APLLICABLE STATE SECURITIES LAWS, IN EACH CASE AS EVIDENCED BY AN OPINION OF COUNSELACCEPTABLE TO THE COMPANY.”

(b)

The Subscriber understands and acknowledges that except as set forth in the Registration Rights Agreement, the Company is not obligated to file and has no present intention of filing with any state or provincial securities administrator or commission any registration statement or prospectus in respect of re-sales of the Unit Shares or the Warrant Shares in the United States or elsewhere.

(c)

The Subscriber understands and acknowledges that the Company has the right not to record a purported transfer of the Subscribed for Units, the Unit Shares, the Warrant or the Warrant Shares, without the Company being satisfied that such transfer is exempt from or not subject to registration under the Securities Act and any applicable state securities laws (and a stop-transfer order may be placed against transfer of the certificates for such securities).

7.

Reliance and Indemnification.

7.1

Reliance and Timeliness.

The Subscriber understands and acknowledges that (i) the Subscribed for Units are being offered and sold to the Subscriber without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and warranties and the Subscriber hereby consents to such reliance. The Subscriber agrees that the representations, warranties and covenants of the Subscriber contained herein (or in any Representation Letter executed and delivered by the Subscriber pursuant to the provisions hereof) shall be true and correct both as of the execution of this Subscription Agreement and as of the Closing Date, and shall survive the completion of the distribution of the Shares.  The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber contained in this Agreement, or any Exhibit hereto, which takes place prior to Closing.

7.2

Indemnification.

The Subscriber agrees to indemnify the Company, and each of its officers, directors, employees, consultants and agents from and against all losses, claims, costs, expenses, damages or liabilities that any of them they may suffer or incur as a result of or in connection with their reliance on such representations, warranties and covenants.

Section 8.

  Registration Rights.

8.1

Registrable Securities.

The Company shall grant the Subscriber registration rights with respect to the Unit Shares and the Warrant Shares (collectively, the “Registrable Securities”) on the terms set forth in the Registration Rights Agreement and herein.

8.2

Filing Date.

The Company shall prepare and file on or before the 45th day following the Closing Date (“Filing Date”), a registration statement or amendment thereto (the “Registration Statement”) covering the resale of the Registrable Securities with the SEC.  In the event the Company fails to file the Registration Statement by the Filing Date for any reason other than Subscriber’s failure to provide information requested by the Company for the completion and filing of the Registration Statement, the Company shall pay to Subscriber as liquidated damages (and not as a penalty) two percent (2%) of the Aggregate Purchase Price, prorated, for each 30 day period until the Registration Statement is filed with the SEC.  The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC no later than 120 days following the Closing Date (the “Required Effectiveness Date”).  The Company shall pay all expenses of registration (other than underwriting fees and discounts, if any, in respect of Registrable Securities offered and sold under the registration statement by Subscriber, and legal fees incurred by the Subscribers).  The Company agrees to use its best efforts to file an initial written response to the SEC within twenty (20) calendar days of receipt of any comments by the SEC relating to the Registration Statement.

8.3

Failure to Have the Registration Statement Declared Effective.

If the Registration Statement  is not declared effective by the Commission by the Required Effectiveness Date, the Company shall pay to Subscriber, as liquidated damages (and not as a penalty), an amount equal to 1.5% of the Aggregate Purchase Price, prorated, for each 30 day period the Registration Statement is not declared effective by the Commission for the period from the Required Effectiveness Date until the first anniversary date of the Closing Date; provided however, that in the event the SEC issues written comments to the effect that the Company may not rely on Rule 415, then and only in such event, the liquidated damages set forth herein shall be suspended pending resolution  the SEC’s comments so as to achieve effectiveness of the Registration Statement in the manner set forth in the Registration Rights Agreement.  Additionally, the Company will grant to Subscriber certain piggyback registration rights in the event the Company proposes to effect a registered offering of Common Stock or warrants or both prior to the filing of the Registration Statement referenced above.

8.4

Payment of Liquidated Damages.

Any liquidated damages payable pursuant to this Section 8 shall be paid in cash by the Company to Subscriber by wire transfer in immediately available funds on the last day of each calendar month following the event requiring its payment.

9.

Miscellaneous.

9.1

Amendment; Waivers.

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Subscriber; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

9.2

Survival of Representations and Warranties.

All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement.

9.3

Successors and Assigns; No Third Party.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation.  The Buyer may not assign its rights or obligations under this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.4

Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Pacific Standard Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the this Agreement later than 4:30 p.m. (Pacific Standard Time) on any date and earlier than 11:59 p.m. (Pacific Standard Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company: At the address set forth next to the Company’s acceptance of this Agreement as set forth on the signature page hereto;

With copies to:

Sierchio Greco & Greco

110 East 59th Street, 29th Floor

New York, NY 10022

Telephone:

 212-246-3030

Facsimile:

 212-486-0208

Attention:         Joseph Sierchio, Esq.

And to:

Palladium Capital Advisors, LLC

230 Park Avenue, Suite #539

New York, NY 10169

Tel.  (212) 730-7873

If to the Subscriber:  At the address set forth below the Subscriber’s name on the signature page hereto;

With a copy to the Placement Agent:

Palladium Capital Advisors, LLC

230 Park Avenue, Suite #539

New York, NY 10169

Tel.  (212) 730-7873

Or, to such other address as may be designated in writing hereafter, in the same manner, by such party.

9.5

Headings; Gender.

The headings herein are inserted for convenience only and do not constitute a part of this Agreement.  Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural.

9.6

Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Subscriber will be entitled to specific performance of the obligations of the Company hereunder.  The Company and the Subscriber agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.7

Entire Agreement.

This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

9.8

Severability.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

9.9

Counterparts.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

9.10

Fees and Expenses.

Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses, including attorney fees, in connection with the transactions contemplated by this Agreement.

9.11

Form D; Blue Sky Laws.

The Company agrees to file a “Form D” with respect to the Offered Units as required under Regulation D of the 1933 Act and to provide a copy thereof to the Subscribers promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date.

  9.12

Maintenance of Reporting Status; Supplemental Information.

So long as any of the Warrants are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the 1934 Act.  During such period, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination.  If at anytime the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the 1933 Act.

9.13

Further Assurances.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.14

No Strict Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.15

Currency.

All dollar references herein are to U.S. dollars unless otherwise indicated.

9.16

Subsequent Issuances of Securities.

If the Company, at any time during from the Closing Date until the fifteenth month anniversary thereof, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, other than pursuant to the Warrant or currently issued and outstanding options and warrants, or the Company’s employee stock option plan (collectively an “Exempt Issuance”), at an effective price per share less than the then Purchase Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Purchase Price, such issuance shall be deemed to have occurred for less than the Purchase Price on such date of the Dilutive Issuance), then the number of Subscribed for Units issuable hereunder shall be increased by an amount equal to (1) the quotient of the Aggregate Purchase Price payable hereunder divided by (2) the quotient of the

Aggregate Puchase Price divided by the Purchase Price.

9.16

Subsequent Issuances of Securities.

If the Company, at any time during the period from the Closing Date until the fifteenth month anniversary thereof, shall sell any Common Stock, other than pursuant to the Warrant, currently issued and outstanding options and warrants, or the Company’s employee stock option plan at an effective price per share less than the  Purchase Price (such lower price herein referred to as the “Base Share Price”) then the number of Subscribed for Units issuable hereunder shall be increased by an amount equal to (1) the quotient of the Aggregate Purchase Price payable hereunder divided by Base Share Price less (2) the quotient of the Aggregate Puchase Price divided by the Purchase Price.

9.17

Governing Law; Consent to Jurisdiction.

The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Balance of this page is blank]

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

 IN WITNESS WHEREOF, the Subscriber has executed this Agreement on the ____ day of September, 2007.

________________________	x $0.30 Per Unit	= $_____________________.
Units subscribed for	Purchase Price	Aggregate Purchase Price

 Manner in which Title is to be held (Please Check One):

1.	___	Individual	7.	___	Trust/Estate/Pension or Profit sharing Plan Date Opened:______________

2.	___	Joint Tenants with Right of Survivorship	8.	___	As a Custodian for ________________________________ Under the Uniform Gift to Minors Act of the State of ________________________________

3.	___	Community Property	9.	___	Married with Separate Property

4.	___	Tenants in Common	10.	___	Keogh

5.	___	Corporation/Partnership/ Limited Liability Company	11.	___	Tenants by the Entirety

6.	___	IRA

 ALTERNATIVE DISTRIBUTION INFORMATION

 To direct distribution to a party other than the registered owner, complete the information below. YOU MUST COMPLETE THIS SECTION IF THIS IS AN IRA INVESTMENT.

 Name of Firm (Bank, Brokerage, Custodian):

 Account Name:

 Account Number:

 Representative Name:

 Representative Phone Number:

 Address:

 City, State, Zip:

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.

 INDIVIDUAL SUBSCRIBERS MUST COMPLETE THIS PAGE 19.

 SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 20.

 EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Purchaser

Residence: Number and Street	Address of Additional Purchaser

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Purchaser)

ACCEPTED this ____ day of __________ 2007, on behalf of PhytoMedical Technologies, Inc.

By:
Name: Title:

 EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

 (Corporation, Partnership, LLC, Trust, Etc.)

Name of Entity (Please Print)

Office Address

City, State and Zip Code

Telephone Number

Fax Number (if available)

E-Mail (if available)

By:
Name: Title:
[seal]

Attest:
(If Entity is a Corporation)

Address

ACCEPTED this ____ day of __________ 2007, on behalf of PhytoMedical Technologies, Inc.

By:
Name: Title: